Exhibit 99.1

Innodata Reports First Quarter 2018 Results

NEW YORK – May 8, 2018 – INNODATA INC. (NASDAQ: INOD) today reported results for the first quarter ended March 31, 2018.

•	Total revenue was $14.1 million in the first quarter of 2018, a 10% decline from $15.7 million in the fourth quarter of 2017, and a 6% decline from $15.0 million in the first quarter of 2017.

•	Net loss was $268,000 in the first quarter of 2018, or $(0.01) per diluted share, compared to a $2.1 million net loss, or $(0.08) per diluted share, in the fourth quarter of 2017, and a $1.7 million net loss, or $(0.07) per diluted share, in the first quarter of 2017.

•	Adjusted EBITDA (as defined below) was $1.3 million in the first quarter of 2018, compared to $(1.7) million in the fourth quarter of 2017 which included a $1.1 million restructuring charge and $1.2 million loss contingency reserve. Adjusted EBITDA was $(0.2) million in the first quarter of 2017.

•	Cash, cash equivalents and investments were $12.2 million at March 31, 2018 compared to $11.4 million at December 31, 2017.

The tables that accompany this release set out results by segment. Commencing with the first quarter of 2018, the segment previously referred to as “Media Intelligence Solutions”, or “MIS”, which consists of the Company’s Agility PR Solutions business, will be referred to as the “Agility” segment; the segment previously referred to as “Innodata Advanced Data Solutions”, or “IADS”, which consisted of the Company’s Synodex and docGenix businesses, will consist only of the Synodex business and will be referred to as the “Synodex” segment; and the Company’s docGenix business will be subsumed in its Digital Data Solutions, or “DDS”, segment.

Jack Abuhoff, Chairman and CEO, said, “Our total revenue in the first quarter of 2018 was in line with the high end of our guidance. Adjusted EBITDA was $1.3 million, benefitting by cost reductions we made in late 2017 that are expected to reduce overall 2018 costs by approximately $3.5 million and a $0.1 million positive contribution by our Agility business. In our DDS segment, we completed a one-time project in the fourth quarter of 2017 and experienced seasonal light volume on an ongoing engagement in the first quarter of 2018, resulting in 2018 first quarter revenue of $10.5 million (which includes $132,000 of docGenix revenue), as compared to $12.0 million in revenue in the fourth quarter of 2017 (which does not include $244,000 of docGenix revenue). Our 2018 business plan calls for additional operating efficiencies, largely through continued technology innovation, as well as continued development of AI-based solutions.

“Our Synodex segment transforms and enhances medical data for business use. Synodex revenue in the first quarter of 2018 was $980,000 compared to revenue in the fourth quarter of 2017 of $1.34 million which included $244,000 of docGenix revenue. docGenix revenue is now subsumed in our DDS segment. The Synodex business declined in the first quarter by $116,000 as a result of volume seasonality. We onboarded a new client engagement in the first quarter and expect near-term growth from two existing clients. From a revenue perspective, this new engagement is expected to substitute for a client engagement that ended in the first quarter of 2018.

“Our Agility segment, which empowers PR and communications professionals with a powerful, yet easy-to-use, SaaS-based media database, monitoring, and analytics platform, increased revenue in the first quarter of 2018 to $2.7 million, a 14% improvement over revenue in the fourth quarter of 2017. The increase primarily reflects one-time additional revenue from a reseller and seasonal revenue from our annual Bulldog awards program. In the first quarter of 2018, we saw continued improvement in product engagement, customer retention, and marketing metrics. Agility’s plan for 2018 calls for double-digit revenue growth and EBITDA break-even.”

Abuhoff continued, “In April, after an extensive search by our board’s nominating committee, we added three new directors to our board – the former CEO of one of the largest U.S.-based life reinsurers, the chief marketing officer of a fast-growing software company, and the former CEO of an innovative digital business information/media company. Each of these directors has significant experience directly relevant to one or more of our business segments and has expressed enthusiasm about contributing to our growth. The special committee of the board, the formation of which we announced in December 2017, continues to assess our segments and evaluate strategies for shareholder value creation.”

Abuhoff concluded, “We anticipate second quarter revenue to be in the range of $13.1 – $13.5 million, consisting of DDS revenue in the range of $9.9 - $10.1 million, Synodex revenue in the range of $0.9 million – $1.0 million, and Agility revenue in the range of $2.3 – $2.4 million.”

Non-GAAP Financial Measures

This press release and the accompanying tables include references to Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and subsidiaries in accordance with GAAP before income taxes, depreciation, amortization of intangible assets, changes in fair value of contingent consideration, stock-based compensation, loss attributable to non-controlling interests and interest income (expense). We believe Adjusted EBITDA is useful to our management and investors in evaluating our operating performance and for financial and operational decision-making purposes. In particular, it facilitates comparisons of the core operating performance of our company from period to period on a consistent basis and helps us identify underlying trends in our business. We believe it provides useful information about our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key metrics used by management in our financial and operational decision making. We use this measure to establish operational goals for managing our business and evaluating our performance.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect tax payments, and such payments reflect a reduction in cash available to us;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or for our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA excludes the potential dilutive impact of stock-based compensation expense related to our workforce, interest income (expense) and net loss attributable to non-controlling interests, and these items may represent a reduction or increase in cash available to us;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should be considered alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

A reconciliation from net loss to Adjusted EBITDA is attached to this release.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

Innodata has scheduled an investor conference call for 11:00 AM eastern time on that same day.

The call-in numbers for the conference call are:

1-866-548-4713 (Domestic)
1-323-794-2093 (International)

1-888-203-1112 (Domestic Replay)
1-719-457-0820 (International Replay)

Pass code on both: 3375687

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a global services and technology company focused on data transformation, enrichment, and management. Through our data refinery platform and related products and services, we enable the world’s preeminent media, publishing and information services companies, as well as data-driven enterprises, to improve operational efficiency, drive growth, and bring new data-enabled products to market. Innodata Labs, our technology incubator, focuses on applied machine learning and emerging artificial intelligence. Our culture of innovation, quality, and service is present in everything we do.

Our venture companies include Synodex, a leader in medical record data transformation, and Agility PR Solutions, a provider of SaaS software and solutions for PR and communications professionals.

Forward Looking Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely,” “goals,” “optimistic,” “foster,” “estimate” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, including without limitation, that contracts may be terminated by clients; projected or committed volumes of work may not materialize; the primarily at-will nature of contracts with our Digital Data Solutions clients and the ability of these clients to reduce, delay or cancel projects; continuing Digital Data Solutions segment revenue concentration in a limited number of clients; continuing Digital Data Solutions segment reliance on project-based work; inability to replace projects that are completed, canceled or reduced; our dependency on content providers in our Agility segment; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; changes in our business or growth strategy; depressed market conditions; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans which give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur. We undertake no obligation to update or review any guidance or other forward-looking information, whether as a result of new information, future developments or otherwise.

Company Contact

Suzanne Srsich

Innodata Inc.

ssrsich@innodata.com

(201) 371-8033

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(Dollars in thousands, except per-share amounts)

	Three Months Ended
	March 31,
	2018	2017

Revenues	$14,120	$14,953

Operating costs and expenses:
Direct operating costs	9.894	11,723
Selling and administrative expenses	3,916	4,625
Interest expense (income), net	4	(12)
Totals	13,814	16,336
Income (loss) before income taxes	306	(1,383)
Provision for income taxes	582	445
Net loss	(276)	(1,828)
Loss attributable to non-controlling interests	8	98
Net loss attributable to Innodata Inc. and Subsidiaries	$(268)	$(1,730)

Loss per share attributable to Innodata Inc. and Subsidiaries:
Basic and diluted	$(0.01)	$(0.07)
Weighted average shares outstanding:
Basic and diluted	25,878	25,627
Comprehensive loss:
Net loss	$(276)	$(1,828)
Pension liability adjustment, net of taxes	(59)	(62)
Change in fair value of derivatives, net of taxes	(531)	311
Foreign currency translation adjustment, net of taxes	(28)	24
Other Comprehensive income (loss)	(618)	273
Total Comprehensive loss	(894)	(1,555)
Comprehensive loss attributed to non-controlling interest	8	98

Comprehensive loss attributable to Innodata Inc. and Subsidiaries	$(886)	$(1,457)

Supplemental Financial Data:
Adjusted EBITDA	$1,334	$(164)

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	March 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$12,179	$11,407
Accounts receivable, net	9,249	10,291
Prepaid expenses and other current assets	3,006	3,630
Total current assets	24,434	25,328
Property and equipment, net	7,027	7,189
Other assets	3,285	3,159
Deferred income taxes	1,617	1,757
Intangibles, net	7,358	7,606
Goodwill	2,834	2,832
Total assets	$46,555	$47,871
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$6,512	$6,829
Accrued salaries, wages and related benefits	4,948	5,539
Income and other taxes	1,778	1,098
Current portion of long-term obligations	2,110	2,133
Total current liabilities	15,348	15,599
Deferred income taxes	592	614
Long-term obligations	4,188	4,477
Non-controlling interests	(3,946)	(3,938)
STOCKHOLDERS' EQUITY	30,373	31,119
Total liabilities and stockholders’ equity	$46,555	$47,871

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(Dollars in thousands)

The following tables set out results by segment and reflect that commencing in the first quarter of 2018 docGenix results are included in our DDS segment and are no longer included in our Synodex segment (formerly our IADS segment).

	The results below for the three months ended March 31, 2017 are presented on a pro-forma basis as if for the first quarter of 2017 the DDS segment had included docGenix and the Synodex segment had solely included the results of Synodex.		The results below are as reported in the first quarter of 2017, with docGenix included in the Synodex segment (formerly named IADS segment) and excluded from the DDS segment.
	Three Months Ended		Three Months Ended
Adjusted EBITDA:	March 31, 2018	March 31, 2017	March 31, 2017
Net loss attributable to Innodata Inc. and Subsidiaries	$(268)	$(1,730)	$(1,730)
Depreciation and amortization	884	943	943
Stock-based compensation	140	288	288
Provision for income taxes	582	445	445
Interest expense (income), net	4	(12)	(12)
Non-controlling interests	(8)	(98)	(98)
Adjusted EBITDA	$1,334	$(164)	$(164)
	Three Months Ended		Three Months Ended
Adjusted EBITDA – DDS Segment:	March 31, 2018	March 31, 2017	March 31, 2017
Net (income) loss attributable to DDS segment	$1	$(1,074)	$(1,166)
Depreciation and amortization	502	614	614
Stock-based compensation	138	286	286
Provision for income taxes	594	447	447
Interest expense (income), net	1	(12)	(12)
Non-controlling interests	(5)	(98)	(98)
Adjusted EBITDA – DDS Segment	$1,231	$162	$71
	Three Months Ended		Three Months Ended
Adjusted EBITDA – Synodex Segment:	March 31, 2018	March 31, 2017	March 31, 2017
Net (income) loss attributable to Synodex segment	$10	$(506)	$(414)
Stock-based compensation	-	2	2
Non-controlling interests	(3)	-	-
Adjusted EBITDA – Synodex Segment	$7	$(504)	$(412)
	Three Months Ended		Three Months Ended
Adjusted EBITDA – Agility Segment:	March 31, 2018	March 31, 2017	March 31, 2017
Net loss attributable to Agility Segment	$(279)	$(150)	$(150)
Depreciation and amortization	382	329	329
Stock-based compensation	2	-	-
Benefit from income taxes	(12)	(2)	(2)
Interest expense, net	3	-	-
Adjusted EBITDA – Agility Segment	$96	$177	$177

INNODATA INC. AND SUBSIDIARIES

REVENUE

(Unaudited)

(Dollars in thousands)

	The results below for the three months ended March 31, 2017 are presented on a pro-forma basis as if for the first quarter of 2017 the DDS segment had included docGenix and the Synodex segment had solely included the results of Synodex.		The results below are as reported in the first quarter of 2017, with docGenix included in the Synodex segment (formerly named IADS segment) and excluded from the DDS segment.
	Three Months Ended		Three Months Ended
Revenue (by segment)	March 31, 2018	March 31, 2017	March 31, 2017

DDS	$10,477	$11,633	$11,355
Synodex	981	724	1,002
Agility	2,662	2,596	2,596
Total Revenue	$14,120	$14,953	$14,953